UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2010
Date of Report (Date of earliest event reported)

Sport Endurance, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-161943	26-2754069
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1890 South 3850 West, Salt Lake City, Utah 84104
(Address of principal executive offices)
(Zip Code)

(877) 255-9218
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Materially Important Events

Letter of intent signed with S & T.

Sport Endurance, Inc. has entered into a letter of intent to acquire 100 percent of S&T Distributors.  S&T currently distributes its food products to approximately 1000 stores, throughout the Southwest, and will immediately begin to distribute the Sport Endurance line of Liquid Gel Caps.

The purchase price of S&T will be $2,100,000, payable $800,000 in cash payments over 18 months, at 6% interest, per annum. In addition, the Company will pay $1,300,000 in the form of restricted shares at an agreed upon valuation price of .50 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPORT ENDURANCE, INC.

Dated: August 20, 2010	By:	/s/ Robert Timothy
Robert Timothy
Chief Executive Officer and Chairman, President